                                                                 EXHIBIT 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          DUKE REALTY INVESTMENTS, INC.

                                    ARTICLE I

                                 IDENTIFICATION

     SECTION 1.01. NAME. The name of the Corporation is Duke Realty Investments, Inc.


                                   ARTICLE II

                                   DEFINITIONS

     SECTION 2.01. CERTAIN DEFINITIONS. The following terms when used herein shall have the meanings set forth below:

     (a) ACT. The "Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (b) AFFILIATE. "Affiliate" shall mean, as to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any other Person that owns beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, general partner or trustee of such Person or of any Person controlling, controlled by or under common control with such Person (excluding trustees and Persons serving in similar capacities who are not otherwise an Affiliate of such Person), and shall have the meaning ascribed thereto in the Act.

     (c) ARTICLES. "Articles" shall mean the Articles of Incorporation of the Corporation, filed with the Indiana Secretary of State, as amended from time to time.

     (d) BUSINESS COMBINATION. "Business Combination" shall have the meaning set forth in Section 9.01.

     (e) BY-LAWS. "By-Laws" shall mean the By-Laws of the Corporation, as amended from time to time.

     (f) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended or supplemented from time to time.

     (g) CONTINUING DIRECTOR. The term "Continuing Director" shall mean a Person who was a member of the Board of Directors of the Corporation immediately prior to the date as of which the Substantial Shareholder in question became a Substantial
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Shareholder, or, following such date, a Person designated (before his initial election or appointment as a director) as a Continuing Director by a majority of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, by a majority of the then Continuing Directors.

     (h)  CORPORATION.  The "Corporation" shall mean Duke Realty Investments,
Inc.

     (i) DIRECTOR. "Director" shall mean a member of the Corporation's Board of Directors.

     (j) GENDER AND NUMBER. As used herein the masculine and feminine gender and the singular and plural number shall be interchangeable, as the context requires.

     (k) OWNER. A Person is the "Owner" of Shares he has the right to acquire either immediately or at some future date pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise. A Person is also the Owner of any Shares whose ownership is attributed to him by reason of the ownership provisions of sections 542 and 544 of the Code, and any Shares he beneficially owns under Rule 13d-3 promulgated under the Act.

     (l) PERSON. "Person" shall mean an individual, partnership, trust, corporation, or any other entity.

     (m) REAL PROPERTY. "Real Property" shall mean land, leasehold interests (including, but not limited to interests of lessor or lessee therein), rights and interests in land, and any buildings, structures, improvements, furnishings, fixtures and equipment used on or in connection with land, leasehold interests or rights in land or interests therein.

     (n) REIT. "REIT" or "real estate investment trust" shall mean a real estate investment trust meeting all the qualifications in the Code.

     (o) SECURITIES. "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

     (p) SHAREHOLDERS. "Shareholders" shall mean as of any particular time all holders of record of outstanding Shares at such time.


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

     (q)  SHARES.  "Shares" shall mean the capital stock of the Corporation.

     (r) SUBSTANTIAL SHAREHOLDER. "Substantial Shareholder" shall mean any Person, corporation or other entity, together with any other entity with which it or its Affiliate has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Corporation or which is its Affiliate, which immediately prior to any Business Combination is the Owner of 10% or more of the outstanding Shares of the Corporation.

     (s) UNAFFILIATED DIRECTOR. "Unaffiliated Director" shall mean a Director who is not an officer or employee of the Corporation or of any Affiliate of the Corporation.

     (t) WHOLE BOARD. "Whole Board" shall mean the total number of Directors which this Corporation would have if there were no vacancies.

     In connection with the foregoing and other defined terms in these Articles, where applicable except as otherwise provided in the relevant definition, calculations of amounts should be made in accordance with the accrual basis of accounting.


                                   ARTICLE III

                           REGISTERED OFFICE AND AGENT

     The street address of the Corporation's initial registered office in the State of Indiana is 8888 Keystone Crossing, Suite 1150, Indianapolis, Indiana 46240-2438. The name of its initial registered agent at such address is John W. Wynne.


                                   ARTICLE IV

                                    PURPOSES

     The purposes of the Corporation shall be:

     (a) To purchase, hold, and otherwise deal in and with income-producing interests in Real Property, and to make distributions of such income to its Shareholders so as to qualify as a REIT at all times.

     (b) To engage in any lawful act or activity for which corporations may be organized under the Indiana Business Corporation Law, as amended from time to time, not inconsistent with paragraph (a) above, and not otherwise specifically prohibited in these Articles.


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                                    ARTICLE V

                                AUTHORIZED SHARES

     The total number of shares of capital stock which the Corporation shall have authority to issue is 50,000,000, of which 45,000,000 shall be of non-assessable common stock having a par value of $.01 per share, and of which 5,000,000 shall be serial preferred stock having a par value of $.01 per share.


                                   ARTICLE VI

                           TERMS OF AUTHORIZED SHARES

     SECTION 6.01. TERMS OF STOCK. Each Share of common stock shall have the same relative rights as and be identical in all respects with all other Shares of common stock. The Shares of preferred stock may be issued from time to time in one or more series. The Board of Directors of the Corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of Shares of preferred stock, to fix the number of Shares constituting any such series, and to increase or decrease the number of Shares of any such series (but not below the number of Shares thereof then outstanding). In case the number of Shares of any such series shall be so decreased, the Shares constituting such decrease shall resume the status they had prior to the adoption of the resolution or resolutions originally fixing the number of Shares of such series. Shares shall have such other voting powers, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as are stated below:

          (a) DIVIDENDS. Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding Shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of Shares entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends in such form and amount as shall be determined by the Board of Directors in accordance with the Indiana Business Corporation Law.


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

          (b) TERMINATION. In the event of any voluntary or involuntary liquidation, dissolution, winding up or other termination of the Corporation, after the payment in full of the claims of creditors and after there shall have been paid to or set aside for the holders of any class having preference over the common stock in event of liquidation, dissolution, winding up or other termination the full preferential amounts to which they are respectively entitled, the remaining assets of the Corporation available for payment and distribution to Shareholders shall be distributed ratably among the holders of the common stock, and any class or series of Shares entitled to participate therewith, in whole or in part, as to the distribution of assets.

     SECTION 6.02. DILUTION. The Corporation shall not increase the number of authorized Shares without the approval of a majority of the Unaffiliated Directors, and the affirmative vote of a majority of the Shareholders.

     SECTION 6.03. LIABILITY FOR FURTHER ASSESSMENTS. The Shares, when duly issued and paid for, will be fully paid and non-assessable by the Corporation.

     SECTION 6.04. VOTING RIGHTS. Holders of Shares of common stock are entitled to one vote per Share of common stock on all matters upon which such holders are entitled to vote, except as otherwise specified herein. The Shares shall not have cumulative voting rights.


                                   ARTICLE VII

                               BOARD OF DIRECTORS

     SECTION 7.01. NUMBER, CLASSES, TERM OF OFFICE AND QUALIFICATIONS OF DIRECTORS. There shall be no fewer than five (5) nor more than twelve (12) Directors. The initial Board of Directors shall consist of seven (7) members. The number of Directors may be increased or decreased from time to time by the Directors.

     There shall be three classes of Directors, each class to be as nearly equal in number as possible. The Directors of the first class shall hold office for a term expiring at the annual meeting in 1993; Directors of the second class shall hold office for a term expiring at the annual meeting in 1994; and Directors of the third class shall hold office for a term expiring at the annual meeting in 1995. At each annual election beginning at the annual meeting of Shareholders in 1993, the successors to the class of Directors whose term then expires shall be elected to hold office for a term of three years. Directors may be


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re-elected any number of times.  Election of each Director at an annual meeting shall be by the affirmative vote of at least a majority of the Shareholders entitled to vote thereon present in Person or by proxy at such meeting. Subject to Section 7.03, each Director shall hold office until the election and qualification of his successor. Directors may, but need not, own Shares or other securities of the Corporation.

     A Director shall be an individual at least twenty-one (21) years of age who is not under legal disability. A majority of the Directors shall at all times be Persons who are Unaffiliated Directors; PROVIDED, HOWEVER, that upon a failure to comply with this requirement because of the resignation, removal or death of a Director who is an Unaffiliated Director, such requirement shall not be applicable for a period of sixty (60) days. Nominees to serve as Unaffiliated Directors shall be nominated by the then current Unaffiliated Directors, if any, otherwise by the remaining Directors. Unless otherwise required by law, no Director shall be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Directors in their capacity as Directors shall not be required to devote their entire time to the business and affairs of the Corporation.

     SECTION 7.02. RESIGNATION, REMOVAL AND DEATH OF DIRECTORS. A Director may resign at any time by giving written notice to the remaining Directors at the principal office of the Corporation. Such resignation shall take effect on the date specified in such notice, without need for prior accounting. A Director judged incompetent, or for whom a guardian or conservator has been appointed, shall be deemed to have resigned as of the date of such adjudication or appointment. A Director may be removed for cause by affirmative vote of at least a majority of the total votes eligible to be cast by the Shareholders at a duly constituted meeting of Shareholders called expressly for such purpose. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if the Director whose removal is proposed has been judged incompetent, convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to appeal, or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation, and such adjudication is no longer subject to direct appeal. At least 20 days prior to such meeting of Shareholders, written notice shall be sent to the Director or Directors whose removal will be considered at such meeting.

     SECTION 7.03. VACANCIES. Notwithstanding any of the foregoing provisions of this Article, each Director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. Should a vacancy occur or be


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created, whether arising through death, resignation or removal of a Director or through an increase in the number of Directors of any class, such vacancy shall be filled by a majority vote of the remaining Directors then in office, whether or not a quorum. A Director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he was elected.

     SECTION 7.04. QUORUM. A quorum for all meetings of the Directors shall be a majority of the total number of Directors; PROVIDED, HOWEVER, that, whenever the vote of a majority of a particular group of Directors (including, but not limited to the Unaffiliated Directors) is required at a meeting, a quorum for such meeting shall be a majority of the total number of Directors which shall include a majority of such group.

     SECTION 7.05. COMMITTEES. The Directors may appoint from among their number an audit committee and such other standing committees as the Directors determine. Each standing committee shall consist of three or more members. All members of the audit committee shall be Unaffiliated Directors. A majority of the members of each other standing committee shall be Unaffiliated Directors; PROVIDED, HOWEVER, that upon a failure to comply with this requirement because of the resignation, removal or death of a Director who is an Unaffiliated Director, such requirement shall not be applicable for a period of sixty (60) days. Each committee shall have such powers, duties and obligations as the Directors may deem necessary or appropriate. The standing committees shall report their activities periodically to the Directors.


                                  ARTICLE VIII

                             SHAREHOLDERS' MEETINGS

     SECTION 8.01. All meetings of Shareholders to elect Directors and to transact such other business as may properly be presented to the meeting shall be held at such place, either within or without the State of Indiana, as may be authorized in the By-Laws and specified in the respective notices of any such meetings.

     SECTION 8.02. Special meetings of the Shareholders may be called at any time by the Chairman of the Board of Directors, a majority of the Board of Directors, a majority of the Unaffiliated Directors, the President of the Corporation, or at the request, in writing, of Shareholders owning ten percent (10%) of the aggregate number of Shares of the Corporation issued and outstanding and entitled to vote. Such meetings shall be held at such time and place, within or without the State of Indiana, as shall be specified in the notice thereof. Business transacted at


                                       -7-
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any special meeting of Shareholders shall be limited to the purpose or purposes stated in the notice.

     SECTION 8.03. All actions permitted or required to be taken by the Shareholders shall be taken at an annual or special meeting of the Shareholders. The Shareholders may not act by written consent in lieu of meeting.


                                   ARTICLE IX

                              BUSINESS COMBINATIONS

     SECTION 9.01. Except as provided in Section 9.02 hereof, the affirmative vote of at least 80% of the Shareholders shall be required to approve any Business Combination involving a Substantial Shareholder. Such affirmative vote shall be required for any Business Combination notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise. As used in this Article IX, the term Business Combination shall mean:

          (a) any merger or consolidation of the Corporation or any subsidiary of the Corporation with (i) any Substantial Shareholder or (ii) any other Person (whether or not itself a Substantial Shareholder) which is, or after such merger or consolidation would be, a Substantial Shareholder or an Affiliate of a Substantial Shareholder; or

          (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Shareholder, or any Affiliate of any Substantial Shareholder, of any assets of the Corporation or any subsidiary having an aggregate fair market value of $1,000,000 or more; or

          (c) the issuance or transfer by the Corporation or any subsidiary (in one transaction or a series of transactions) of any Securities of the Corporation or any subsidiary of any Substantial Shareholder or any Affiliate of any Substantial Shareholder in exchange for cash, Securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more; or

          (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Substantial Shareholder or any Affiliate of any Substantial Shareholder; or


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

          (e) any reclassification of Securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any subsidiary or any other transaction (whether or not with or into or otherwise involving a Substantial Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding Shares or Securities of the Corporation or any subsidiary which is directly or indirectly owned by any Substantial Shareholder or any Affiliate of any Substantial Shareholder.

     SECTION 9.02. Section 9.01 of this Article shall not apply to a Business Combination if (A) the Business Combination is approved by a vote of three-fourths of the Continuing Directors, (B) the Business Combination consists of the issuance or transfer by the Corporation of Shares of its common stock in exchange for a partnership interest in Duke Realty Limited Partnership, an Indiana limited partnership, or Duke Realty Services Limited Partnership, an Indiana limited partnership, or any successor in interest to either such limited partnership or (C) the Substantial Shareholder shall have complied with the provisions of this Section 9.02 of this Article and all Shareholders of the Corporation shall have been given a reasonable opportunity immediately before the consummation of the Business Combination to receive in the Business Combination, or the right to receive as a result of or in the Business Combination cash, cash and other consideration or other consideration, the per Share fair market value of which will not, at the time the Business Combination is effected, together with any cash, be less than the greatest of: (i) the highest price per Share (including brokerage commissions, soliciting dealers' fees and all other expenses) paid by the Substantial Shareholder in acquiring any of its Shares of the Corporation of the same class; (ii) the per Share book value of the same class of the Corporation's Shares at the time the Business Combination is effected, determined by such independent appraisal firm or their experts as the Board of Directors deem appropriate; (iii) the highest sale or bid price per Share for the Shares of the same class during the 24 months immediately preceding the time the Business Combination is effected; and (iv) an amount which bears the same or a greater percentage relationship to the market price of the same class of the Corporation's Shares immediately prior to the announcement of the Business Combination as the highest per Share price paid in
(i) above bore to the market price of the same class of the Corporation's Shares immediately prior to the commencement of acquisition of the Corporation's Shares by such Substantial Shareholder. The consideration to be received by holders of outstanding Shares under this Section 9.02 shall be in cash or in the same form as the Substantial Shareholder has previously paid for such Shares.
If the Substantial Shareholder has paid for Shares with varying forms of consideration, the form of


                                       -9-
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consideration for Shares acquired under this Section 9.02 shall be either cash or the form used to acquire the largest number of Shares previously acquired by such Substantial Shareholder.

     SECTION 9.03. RESTRICTIONS ON CORPORATE ACTION. Without the approval of three-fourths of the Continuing Directors, a Substantial Shareholder, after the time it became such, seeking to comply with Section 9.02 of this Article shall not have (i) made any material change in the Corporation's business or capital structure, (ii) received the benefit directly or indirectly (except proportionately as a Shareholder) of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation, or (iii) made, caused or brought about, directly or indirectly, any change in the Corporation's Articles or By-Laws or in the membership of the Corporation's Board of Directors of any committee thereof, or (iv) terminated the Corporation's agreement with the Advisor.

     SECTION 9.04. A majority of the Whole Board shall have the power to determine, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the Continuing Directors shall have the power to determine, for the purposes of this Article on the basis of information known to them, (i) the number of Shares of the Corporation of which any Person is the Owner, (ii) whether a Person is an Affiliate of another, and
(iii) any other factual matter relating to the applicability or effect of this Article.

     SECTION 9.05. Any determinations made by the Board of Directors, or by the Continuing Directors, as the case may be, pursuant to this Article in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon this Corporation and its shareholders, including any Substantial Shareholders.

     SECTION 9.06. Notwithstanding any provision of this Article IX to the contrary, no Substantial Shareholder shall consummate any Business Combination unless such Substantial Shareholder shall have mailed to public Shareholders of the Corporation, at least 30 days prior to the date of such consummation, a proxy or information statement describing the proposed Business Combination, which statement shall comply with the Act and the Rules and Regulations thereunder or any successor statute or regulation, whether or not such proxy or information statement is required to be mailed pursuant to such Act, rules or regulations or subsequent provisions.

     SECTION 9.07. Nothing contained in this Article shall be construed to relieve any Substantial Shareholder from any fiduciary obligation imposed by law.


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                                    ARTICLE X

                     REFUSAL TO TRANSFER SHARES, ACQUISITION
             RESTRICTION AND OTHER RESTRICTIONS ON RIGHTS OF SHARES

     SECTION 10.01. The Shareholders shall upon demand disclose to the Directors in writing such information with respect to direct and indirect ownership of the Shares as the Directors deem necessary or appropriate to comply with the REIT provisions of the Code or to comply with the requirements of any taxing authority or governmental agency.

     SECTION 10.02. Whenever it is deemed by them to be reasonably necessary to protect the status of the Corporation as a REIT, the Directors may require a statement or affidavit from each Shareholder or proposed transferee of Shares setting forth the number of Shares already owned by him and any related Person specified in the form prescribed by the Directors for that purpose. If, in the opinion of the Directors, which shall be conclusive upon any proposed transferee of Shares, any proposed transfer might jeopardize the status of the Corporation as a REIT, the Directors shall have the right, but not the duty, to refuse to permit such transfer.

     SECTION 10.03. Notwithstanding any other provision of these Articles to the contrary, any purported acquisition of Shares of the Corporation which would result in the disqualification of the Corporation as a REIT shall be null and void.

     SECTION 10.04. Nothing contained in these Articles shall limit the authority of the Directors to take such other action as they deem necessary or advisable to protect the Corporation and the interests of the Shareholders by preservation of the Corporation's status as a REIT.

     SECTION 10.05. It shall be the policy of the Directors to consult with the appropriate officials of any stock exchange on which the relevant Shares of the Corporation are listed as far as reasonably possible in advance of the final exercise (at any time when the Shares are listed on such exchange) of any powers granted by Sections 10.02 or 10.03.

     SECTION 10.06. In furtherance of the provisions of this Article X, each certificate evidencing Shares shall contain a legend imprinted thereon to the following effect, or such other legend as the Directors may from time to time adopt:


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

                              STATEMENT OF POWERS;
                      PROVISIONS RELATING TO PROHIBITION OF
                    TRANSFER OF SHARES AND OTHER RESTRICTIONS

          "If necessary to effect compliance by the Corporation with requirements of the Internal Revenue Code relating to real estate investment trusts, rights of the holder of the Shares represented by this certificate may be restricted by the Corporation and/or the transfer thereof may be prohibited upon the terms and conditions set forth in the Articles of Incorporation. The Corporation will furnish a copy of such terms and conditions and a statement of all the powers, designations, participating, optional or other special rights of each class of stock issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights, to the registered holder of this certificate upon request and without charge."


                                   ARTICLE XI

                              AMENDMENT OF BY-LAWS

     The Shareholders or the Directors may, by a majority vote, amend or repeal any provision of the By-Laws.


                                   ARTICLE XII

                               AMENDMENT OR REPEAL

     Notwithstanding any other provision of these Articles or the By-Laws of the Corporation (and not withstanding the fact that a lesser percentage may be specified by these Articles or the By-Laws of the Corporation) and in addition to any other procedure specified under Indiana law, the affirmative vote of at least eighty percent (80%) of the issued and outstanding Shares of the Corporation shall be required to repeal or adopt any provision inconsistent with Articles IX, X, XI and XII, or Sections 7.01, 7.02, 7.03, and 8.03, hereof.
With respect to any other proposed amendment to or alteration of these Articles not approved by the vote of three-quarters of the Directors, such amendment or alteration shall require the affirmative vote of at least eighty percent (80%) of the issued and outstanding Shares.


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                                  ARTICLE XIII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS


     SECTION 13.01. ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS. A Director of the Corporation shall not be personally liable to the Corporation or its Shareholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under IND. CODE Section 23-1-35-4, or (iv) for any transaction from which the Director derived an improper personal benefit.

     SECTION 13.02.  INDEMNIFICATION AND INSURANCE.

     (a) RIGHT TO INDEMNIFICATION. Each Person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Indiana Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Person in connection therewith and such indemnification shall continue as to a Person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: PROVIDED, HOWEVER, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such Person seeking indemnification in connection with a proceeding (or part thereof) initiated by such Person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 13.02 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: PROVIDED, HOWEVER, that, if the Indiana Business Corporation Law requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a

Director or officer (and not in any other capacity in which service was or is rendered by such Person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section 13.02 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

     (b) RIGHT OF CLAIMANT TO BRING SUIT. If a claim under paragraph (a) of this Section 13.02 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Indiana Business Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its Shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Indiana Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its Shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met such applicable standard of conduct.

     (c) NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 13.02 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, provision of these Articles, by-law, agreement, vote of Shareholders or disinterested Directors or otherwise.

     (d) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer,


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

employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the Indiana Business Corporation Law.


                                   ARTICLE XIV

                                  SEVERABILITY

     In the event that any Article or Section (or portion thereof) of these Articles shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions, or portion thereof, of these Articles shall be deemed to remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its Shareholders that each such remaining provision (or portion thereof) of these Articles remain, to the fullest extent permitted by law, applicable and enforceable as to all Shareholders, including Substantial Shareholders, notwithstanding any such findings.


                                   ARTICLE XV

                                  INCORPORATOR

     The name and mailing address of the sole incorporator are:

                         John W. Wynne
                         8888 Keystone Crossing, Suite 1150
                         Indianapolis, Indiana 46240-2438



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